UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2021 (June 3, 2021)

Allena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38268	45-2729920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Newton Executive Park, Suite 202 Newton, Massachusetts		02462
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 467-4577

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

As noted in Item 5.07 below, the stockholders of the Company approved an amendment to the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 125,000,000 shares to 200,000,000 shares. A copy of the Certificate of Amendment to the Company’s amended and restated certificate of incorporation reflecting the foregoing amendment filed with the Secretary of the State of Delaware on June 4, 2021 is attached hereto as Exhibit 3.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the 2021 Annual Meeting of Stockholders of Allena Pharmaceuticals, Inc. (the “Company”) held on June 3, 2021 (the “Annual Meeting”):

(i) The election of two Class I directors, as nominated by the Board of Directors of the Company (the “Board”), each to serve a three-year term expiring at the 2024 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal; and

(ii) The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.

(iii) The approval of an amendment to the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 125,000,000 shares to 200,000,000 shares.

The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 22, 2021.

The number of shares of common stock entitled to vote at the Annual Meeting was 56,938,327. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 36,487,117. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(a)	Election of Class I Directors.

Director Nominee	Votes For	Votes Withheld

Alexey Margolin, Ph.D	19,080,317	6,476,905
Mark J. Fitzpatrick	24,870,968	686,254

There were 10,929,895 broker non-votes regarding the election of directors.

(b)	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The results of the voting included 35,719,729 votes for, 652,049 votes against and 115,338 votes abstained. There were no broker non-votes regarding this proposal.

(c)

Approval of an amendment to the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 125,000,000 shares to 200,000,000 shares.

Stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.001 per share, from 125,000,000 shares to 200,000,000 shares. The results of the voting included 32,284,987 votes for, 3,717,850 votes against and 484,280 votes abstained. There were no broker non-votes regarding this proposal.

Item 8.01	Other Information

Following the Annual Meeting, the Board consisted of the following seven directors:

•	Class I – Alexey Margolin, Ph.D. and Mark J. Fitzpatrick
•	Class II – Louis Brenner, M.D. and Allene Diaz
•	Class III – Ann C. Miller, M.D., Robert Alexander, Ph.D. and Gino Santini

In addition, following the Annual Meeting, the Audit Committee of the Board consisted of Mark J. Fitzpatrick (Chairperson), Ann C. Miller, M.D. and Gino Santini. The Compensation Committee of the Board consisted of Allene Diaz (Chairperson), Ann C. Miller, M.D. and Gino Santini. The Nominating and Corporate Governance Committee of the Board consisted of Robert Alexander, Ph.D. (Chairperson) and Allene Diaz.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Allena Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2021	Allena Pharmaceuticals, Inc.

	By:	/s/ Richard Katz
Richard Katz Chief Financial Officer